Exhibit 10.17

UPDATE AGREEMENT

This Update Agreement (this “Agreement”) is entered effective as of the 1st day of February, 2021 (the “Effective Date”), by and between ENDEXX Corporation, a Nevada corporation with offices located at 38246 North Hazelwood Circle, Cave Creek, Arizona 85331 (“ENDEXX”), and M2B Funding Corp., a Florida corporation with offices located at 20801 Biscayne Blvd., Suite 307, Aventura, Florida 33180 (“M2B”; and, collectively with ENDEXX, the “Parties”). The Parties are signatories to (i) a Securities Purchase Agreement (the “SPA”), (ii) three Senior Secured Convertible Promissory Notes1 (collectively, the “Notes”), and (iii) a related Security Agreement (the “Security Agreement”). The Parties wish (x) to reaffirm the enforceability of the SPA and the Security Agreement, (y) to amend certain aspects of each of the Notes, and (z) for ENDEXX to grant to M2B an option for the purchase of shares of common stock of ENDEXX, all as set forth with more particularity hereinbelow.

In consideration of these presents and for such other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Amendments to the Notes. The Notes were issued pursuant to the SPA, dated October 11, 2019, and ENDEXX’s obligations under the Notes were secured by the Security Agreement, dated October 11, 2019. As of the Effective Date, the sum of the currently outstanding principal amount of the Notes and the accrued and unpaid interest is $2,331,102.87 (the “Current Outstanding Balance”).

a. Each of the Notes provides for a standard interest rate of 24% per annum and a default rate of 29% per annum. From and after the Effective Date, the standard interest rate is hereby amended to 12% per annum and the rate of Default Interest (as defined in each of the Notes) is hereby amended to 18% per annum.

b. Each of the Notes provides for a Maturity Date (as defined in each of the Notes) that is 12 months following their respective Issuance Dates. As of the Effective Date, the Maturity Date for all of the Notes is extended through and including January 31, 2022 (the “Extended Maturity Date”); provided, however, that ENDEXX shall (i) sell and issue 12,000,000 restricted shares of its common stock to M2B, delivery thereof on or about the Effective Date, for an aggregate purchase price of $1,200.00 and (ii) tender to M2B monthly payments of $20,000.00, commencing on May 1, 2021, through and including January 1, 2022, which payments shall be applied to the Accrued Sum (as that term is defined in Section 1(c), below), whereupon all principal and accrued and unpaid interest on the Notes shall be due and payable as of the Extended Maturity Date. Notwithstanding the above, in the event that, from and after August 1, 2021, M2B is able to convert ENDEXX’s obligations under the Notes into unrestricted shares of ENDEXX’s common stock and then to deposit such shares in a brokerage firm of M2B’s choice, then ENDEXX’s monthly payment obligations hereunder shall be abated for each month in which M2B is able so to convert. For clarity, any such abatement shall not act as an abatement, forgiveness, or forbearance of any accrual of interest under any of the Notes or a forbearance or modification of the Extended Maturity Date of any of the Notes.

[1]	The aggregate initial principal amount of the Notes is $2,000,000.00. The Note with an Issue Date of October 11, 2019, has an initial principal amount of $750,000.00; the Note with an Issue Date of November 11, 2019, has an initial principal amount of $700,000.00; and the Note with an Issue Date of January 16, 2020, has an initial principal amount of $550,000.00.

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c. Through and including February 1, 2021, ENDEXX was otherwise obligated to M2B for the sum of $331,102.87 (the “Accrued Sum”) in addition to the principal amounts due under the Notes. The Accrued Sum included any and all interest at standard or Default Interest rates and any and all penalties that may have been imposed upon ENDEXX in favor of M2B, as accrued through and including January 31, 2021. ENDEXX agrees that, as of the Effective Date, the aggregate balance it owes to M2B under the Notes is $2,331,102.87, on which sum interest shall continue to accrue at the 12% per annum standard interest rate, subject to any defaults by ENDEXX in the performance of its obligations under any or all of the Notes.

d. Except in respect of any Default Interest or other penalties that may have been imposed upon ENDEXX prior to the Effective Date, the economic results of which are included in the Current Outstanding Balance, M2B waives any defaults under the Notes from and after the Issue Date through and including the Effective Date and hereby declares that the Notes are not in default as of the Effective Date.

e. Each of the Notes provides for certain Conversion Rights (as defined in each of the Notes). From and after the Effective Date, the Conversion Price (as defined in each of the Notes) is hereby amended to a fixed Conversion Price of $0.054 per share.

f. Section 1.6(d) of each of the Notes is hereby amended to delete the phrase “Intentionally Left Blank” and to replace it with the following: “If and whenever on or after the Effective Date, ENDEXX issues or sells, or is deemed to have issued or sold, any shares of Common Stock (excluding shares of Common Stock underlying the Notes or the Option granted by ENDEXX to M2B as of the Effective Date) for a consideration per share (the “New Issuance Price”) less than the Conversion Price in effect immediately prior to such issuance or sale, then, immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.”

Except as so amended hereby, all other aspects of Section 1.6(d) remain unamended.

g. Section 1.9 of each of the Notes is hereby amended to change the end date of the Prepayment Period (as defined in each of the Notes) from “[t]he period beginning 241 Days after the Issue Date and ending 360 Days following the Date of the Note” to “[t]he period beginning on the Effective Date and ending on the Maturity Date, as amended; provided, however, that any payments made in accordance with the provisions of Section 1(b) shall not be subject to the Prepayment Percentage (as defined in each of the Notes); provided, however, further, that Borrower’s prepayment rights hereunder are subject to its receipt of prior written consent of the Holder therefor, which consent may be withheld, delayed, denied, or conditioned in the sole and absolute discretion of the Holder for any reason or for no reason.

2. Reaffirmation and Acknowledgement of All Unamended Provisions of the Notes. ENDEXX hereby reaffirms all of its Covenants set forth in Article II of each of the Notes, reaffirms and acknowledges the existence of all of the Events of Default and the remedies therefrom set forth in Article III of each of the Notes, and reaffirms and acknowledges all of its obligations under the various Miscellaneous Provisions set forth in Article IV of each of the Notes. ENDEXX further acknowledges that it, rather than its currently wholly-owned subsidiary, CBD Unlimited, Inc, a Nevada corporation, is the “Borrower” (as defined in each of the Notes) in each of the Notes.

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3. No other Amendments to the Notes. Except as set forth in this Agreement, each of the Parties agrees that none of the provisions of the Notes has been amended, modified, or otherwise changed.

4. Reaffirmation and Acknowledgment of All Representations and Warranties in the SPA. ENDEXX hereby reaffirms all of its Representations and Warranties set forth in Article III of the SPA, reaffirms and acknowledges all of its Other Agreements set forth in Article IV of the SPA, and reaffirms and acknowledges all of its obligations under the various the Miscellaneous Provisions set forth in Article V of the SPA. ENDEXX further acknowledges that it, rather than its currently wholly-owned subsidiary, CBD Unlimited, Inc, a Nevada corporation, is the “Company” (as defined in the SPA) in the SPA.

5. Reaffirmation of the Enforceability of the SPA and the Security Agreement. ENDEXX hereby reaffirms that the executory provisions of the SPA and all of the provisions of the Security Agreement remain in full force and effect and acknowledges the enforceability of all of the provisions thereof. ENDEXX further acknowledges that it, rather than its currently wholly-owned subsidiary, CBD Unlimited, Inc, a Nevada corporation, is the “Company” (as defined in the Security Agreement) in the Security Agreement. Further, Section 1(a) of the Security Agreement is hereby amended to read as follows: “[c]ollateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following real property and personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

A new Subsection (ix) is hereby inserted into the Security Agreement:

“That certain parcel of improved real property located in Maricopa County, State of Arizona, with a common address of 38246 North Hollywood Circle, Cave Creek, Arizona 85331; Maricopa County Arizona Parcel No. 212-08-011-B; and a legal description of MOON-RIDGE MCR 64-14 LOT 6 & ALSO TH PT OF ABAND RD LY SLY OF & ADJ TO S BNDRY LN LOT 6P/D 15942-217 EX TH PT DAF BEG SE COR LOT 6 TH S ALG NLY PROLONGATION W LN LOT 3 9.25F TH N 59D 55M W ALG CENT LN SD ABAND RD 28.66F TH N 76D 20M E 30.25F TO PT E LN LOT 6 TH S 20D 33M W ALG E LN 13.10F TPOB; Together with all buildings, improvement, and fixtures thereon.”

Current Subsection (x) is hereby amended to be renumbered as Subsection (xi) and to read as follows: “[t]he products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.”

6. Reserved.

7. Issuances of Equity and Debt Securities. From and after October 11, 2019, ENDEXX sold and issued those shares of its capital stock and sold and issued those certain debt instruments (whether or not directly or indirectly convertible into capital stock of ENDEXX) that are listed on Exhibit 7 attached hereto. Any sale and issuance by ENDEXX of (i) additional shares of its capital stock or (ii) debt instruments (whether or not directly or indirectly convertible into capital stock of ENDEXX) without the express, prior written consent of M2B shall constitute an event of default hereunder. Upon such event, because of the economic and other losses that may be directly or indirectly suffered by M2B thereby, ENDEXX agrees that, as liquidated damages and not as a penalty, within three (3) days of the occurrence of each such event of default, ENDEXX shall issue to M2B 1,000,000 restricted shares of common stock of ENDEXX without payment therefor.

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8. Miscellaneous Provisions.

a. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

b. Incorporation of Sections of the SPA. The provisions of Sections 5.4 (Notices), 5.7 (Successors and Assigns), 5.8 (Third Party Beneficiaries), 5.9 (Governing Law), 5.12 (Severability), 5.15 (Remedies), 5.19 (Saturdays, Sundays, Holidays, etc.), 5.20 (Construction), and 5.21 (Waiver of Jury Trial). For purposes of this Section 7(b) of this Agreement the term “Company” in the SPA shall refer to ENDEXX and the term “Purchaser” shall refer to M2B.

c. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged herein.

d. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by ENDEXX and M2B. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

e. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

******* SIGNATURE PAGE FOLLOWS *******

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ENDEXX CORPORATION.		M2B FUNDING CORP.

By:		By:
	Todd Davis, Chief Executive Officer		Daniel Kordash, President

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ISSUANCES OF CAPITAL STOCK:

Name of Issuee	Number of Shares	Class/Series	Consideration	Issuance Date

ISSUANCES OF CONVERTIBLE INSTRUMENTS:

Equity:

Name of Issuee	Number of Shares	Class/Series	Consideration	Issuance Date

Debt:

Name of Holder	Face Amount	Int. Rate	Issue Date	Consideration/OID	$ Outstanding	Convert Rate	Maturity Date

EXHIBIT 7